     As filed with the Securities and Exchange Commission on June 4, 1999
                                     Registration Statement No. 333-____________

--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                             --------------------

                                   FORM S-8
                          REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                                   NVR, INC.
            (Exact name of Registrant as specified in its Charter)

     Virginia                                                      54-1394360
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
   incorporation or organization)
                             7601 Lewinsville Road
                            McLean, Virginia 22102
                                (703) 761-2000
           (Address of principal executive office, including zip code)

                           NVR, INC. 1998 DIRECTORS'
                                LONG-TERM STOCK
                                  OPTION PLAN
                           (Full title of the Plan)

                             --------------------

                                Dwight C. Schar
                             7601 Lewinsville Road
                            McLean, Virginia 22102
                                (703) 761-2000

(Name, address and telephone number, including area code, of agent for service)

                                 With copy to:

                        Christopher C. Giragosian, Esq.
                               Hunton & Williams
                              1751 Pinnacle Drive
                                  Suite 1700
                            McLean, Virginia 22102
                                (703) 714-7426

                             --------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                Proposed maximum         Proposed maximum
    Title of securities     Amount to be           offering price          aggregate                Amount of
     to be registered        registered            per share(1)           offering price(1)      registration fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value   150,000 shares            $48.50(1)               $7,275,000               $2,022.45
$.01 per share
=================================================================================================================

         (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of $48.50 per share, which was the average of the high and low prices of the Common Stock on the American Stock Exchange on June 1, 1999.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by NVR, Inc. (the "Corporation") with the Commission pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference and made a part hereof: (i) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; (ii) the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         Additionally incorporated by reference in to this Registration Statement is the description of the Corporation's Common Stock (the "Common Stock") contained in a Registration Statement on Form S-1, Registration No. 33-69436, as amended, originally filed with the Commission on September 24, 1993, which is an exhibit to the Corporation's Registration Statement on Form 8-A filed with the Commission on September 27, 1993, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been issued or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement, including financial statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Each director and officer of the Registrant is insured and indemnified against liability incurred by him or her in his or her capacity as an officer and/or director, pursuant to the following:

         (a) Articles 8 and 9 of the Registrant's Articles of Incorporation, entitled "Indemnification" and "Limitation of Liability of Officers and Directors," respectively, which are set forth as Exhibit 3.7 to NVR, Inc.'s 1993 Registration Statement are incorporated herein by reference; and

         (b)   Sections 13.1-692.1, 13.1-697, 13.1-698, 13.1-702, 13.1-703 and
13.1-704 of the Virginia Stock Corporation Act, are hereby incorporated by reference herein.

                                *     *      *

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.
----------

3.1 Restated Articles of Incorporation of the Corporation incorporated herein by reference to Exhibit 3.7 in NVR, Inc.'s 1993 Registration Statement.

3.2      By-laws of the Corporation incorporated herein by reference to Exhibit
         3.8 in NVR, Inc.'s 1993 Registration Statement.

4        NVR, Inc. 1998 Directors' Long-Term Stock Option Plan.

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2     Consent of KPMG LLP (independent auditors).

24       Power of Attorney (included on signature page).

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

             3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undertaking concerning indemnification is as set forth under the response to Item 6.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on this fourth day of June, 1999.


                                        NVR, INC.


                                        By: /s/ Dwight C. Schar
                                            -----------------------
                                            Dwight C. Schar
                                            Chairman of the Board,
                                            Chief Executive Officer
                                            and President

                               POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this fourth day of June, 1999. Each person whose signature appears below hereby authorizes either agent for service named in this Registration Statement to execute in the name of each such person, and to file, any amendment, including any post-effective amendment, to this Registration Statement making such changes in this Registration Statement as the registrant deems appropriate, and appoints such agent for service as attorney-in-fact to sign on his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to this Registration Statement.

        Signature                                    Title
        ---------                                    -----
                                  Chairman of the Board of Directors, President,
By: /s/ Dwight C. Schar            and Chief Executive Officer
    -------------------------
        Dwight C. Schar

By: /s/ Paul C. Saville           Chief Financial Officer, Senior Vice
    -------------------------      President and Treasurer
        Paul C. Saville

By: /s/ Dennis M. Seremet         Vice President and Controller
    -------------------------
        Dennis M. Seremet

By: /s/ C. Scott Bartlett, Jr.    Director
    -------------------------
        C. Scott Bartlett, Jr.

By: /s/ Manuel H. Johnson         Director
    _________________________
        Manuel H. Johnson

By: /s/ William A. Moran          Director
    _________________________
        William A. Moran

By: /s/ Richard H. Norair, Sr.    Director
    -------------------------
        Richard H. Norair, Sr.

By: /s/ David A. Preiser          Director
    -------------------------
        David A. Preiser

By: /s/ George E. Slye            Director
    -------------------------
        George E. Slye

By: /s/ John M. Toups             Director
    -------------------------
        John M. Toups

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                             --------------------







                                   EXHIBITS

                                  filed with

                            REGISTRATION STATEMENT

                                      on

                                   FORM S-8

                                     UNDER

                          THE SECURITIES ACT OF 1933


                             --------------------







                                   NVR, INC.
                  1998 Directors' Long-Term Stock Option Plan
                           (full title of the plan)


----------------------------------------------------------------------------

                            EXHIBIT INDEX
                            -------------

3.1 Restated Articles of Incorporation of the Corporation Incorporated herein by reference to Exhibit 3.7 in NVR, Inc.'s 1993 Registration Statement.

3.2       By-laws of the Corporation Incorporated herein by reference to Exhibit
          3.8 in NVR, Inc.'s 1993 Registration Statement.

4         NVR, Inc. 1998 Directors' Long-Term Stock Option Plan.

5         Opinion of Hunton & Williams.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2      Consent of KPMG LLP (independent auditors).

24        Power of Attorney (included on signature page).